As filed with the Securities and Exchange Commission on November 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENEW ENERGY GLOBAL PLC

(Exact name of Registrant as specified in its charter)

United Kingdom	98-1607117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

C/O Vistra (UK) Ltd 3rd Floor 11-12 St James’s Square London	SW1Y 4LB
(Address of Principal Executive Offices)	(Zip Code)

ReNew Energy Global plc – 2021 Incentive Award Plan

ReNew Energy Global plc – Non-Employee – 2021 Incentive Award Plan

(Full Title of the Plan)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sharon Lau

Rajiv Gupta

Latham & Watkins LLP

9 Raffles Place

#42-02 Republic Plaza

Singapore 048619

+65 6536-1161

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)(5)
Class A Ordinary Shares issuable under the 2021 Incentive Award Plan and Non-Employee 2021 Incentive Plan(1)
- Series 1	781,277	$1.33	$1,039,098.41	$96.32
- Series 2	636,137	$1.75	$1,113,239.75	$103.20
- Series 3	801,051	$2.73	$2,186,869.23	$202.72
- Series 4	7,706,972	$4.53	$34,912,583.16	$3,236.40
- Series 5	1,160,460	$5.33	$6,185,251.80	$573.37
- Series 6	248,670	$5.33	$1,325,411.10	$122.87
- Series 7	506,210	$5.53	$2,799,341.30	$259.50
- Series 8	91,179	$5.56	$506,955.24	$46.99
- Series 9	29,012	$10.00	$290,120.00	$26.89
- Series 10	53,005,720	$10.00	$530,057,200	$49,136.30
Total	65,030,157		$580,566,273.5	$53,804.57

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Class A Ordinary Shares that become issuable under the ReNew Energy Global plc – 2021 Incentive Award Plan by reason of any share dividend, share split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration that would increase the number of outstanding ordinary shares. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefits plan described herein.

(2)	Consists of Class A Ordinary Shares issuable under the 2021 Incentive Award Plan and Non-Employee 2021 Incentive Plan.
(3)

Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based on the weighted average exercise price of the outstanding awards.

(4)	Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0000927.
(5)

Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting the amount of the registration fee due under this registration statement with respect to these securities with registration fees of $63,323.39 previously paid with respect to unsold 65,030,157 Class A Ordinary Shares issuable under the 2021 Incentive Award Plan previously registered on the registration statement on Form F-4 (File No. 333-256228) initially filed on May 18, 2021. Accordingly, the filing fee transmitted herewith is nil.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this registration statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, ReNew Energy Global plc is sometimes referred to as the “Company”, “Registrant,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The following documents filed or to be filed (other than portions of those documents furnished or otherwise not deemed filed) by the Company with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference as of their respective dates and deemed to be a part hereof:

(a)	our prospectus filed pursuant to Rule 424(b) under the Securities Act filed with the SEC on October 6, 2021;

(b)	all other reports filed by us pursuant to Section 13(a) or 14(d) of the Exchange Act;

(c)

the description of our Class  A ordinary shares contained in our registration statement on Form 8-A (File No. 001-40752), filed by us with the SEC under Section 12(b) of the Exchange Act on August 20, 2021 including any amendments or reports filed for the purpose of updating such description; and

(d)

all documents that we subsequently file pursuant to Sections 13 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement that indicates that all of the Class A ordinary shares offered have been sold or that deregisters all of such shares then remaining unsold.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Every director, officer or former director or officer of our group may be indemnified against all costs, charges, losses, expenses and liabilities incurred by him in connection with any negligence, default, breach of duty, or breach of trust, error, misstatement, misleading statement, omission, breach of warranty of authority or other act by him in relation to us or in connection with our activities as a trustee of an occupational pension scheme, in the actual or purported exercise of his powers or duties or otherwise either as our officer or in his personal capacity, to the extent permitted under the U.K. Companies Act 2006.

We have purchased and currently intends to maintain insurance on behalf of each and every person who is or was a director or officer of the company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	A&R Articles of Association adopted on August 23, 2021.	20-F	August 27, 2021	1.1

4.2	Specimen ReNew Global Share Certificate.	F-4	July 22, 2021	4.1

5.1	Opinion of Latham & Watkins (UK) LLP				X

10.1	Non-Employee Director 2021 Incentive Award Plan.	F-4	July 22, 2021	10.21

10.2	2021 Incentive Award Plan.	20-F	August 27, 2021	4.11

10.3	Form of Indemnification Agreement between ReNew Global and each of its directors and officers	F-4	July 22, 2021	10.3

23.1	Consent of S.R Batliboi & Co LLP				X

23.2	Consent of Marcum LLP				X

23.3	Consent of Latham & Watkins (UK) LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page of the Registration Statement).				X

Item 9.	Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Incorporated by Reference			Filed Herewith
		Form	Date	Number

4.1	A&R Articles of Association adopted on August 23, 2021.	20-F	August 27, 2021	1.1

4.2	Specimen ReNew Global Share Certificate.	F-4	July 22, 2021	4.1

5.1	Opinion of Latham & Watkins (UK) LLP				X

10.1	Non-Employee Director 2021 Incentive Award Plan.	F-4	July 22, 2021	10.21

10.2	2021 Incentive Award Plan.	20-F	August 27, 2021	4.11

10.3	Form of Indemnification Agreement between ReNew Global and each of its directors and officers	F-4	July 22, 2021	10.3

23.1	Consent of S.R Batliboi & Co LLP				X

23.2	Consent of Marcum LLP				X

23.3	Consent of Latham & Watkins (UK) LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney (included on the signature page of the Registration Statement).				X

SIGNATURES

Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Delhi, India, on this 2nd day of November, 2021.

RENEW ENERGY GLOBAL PLC

By:	/s/ D. Muthukumaran
	Name:	D. Muthukumaran
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Sumant Sinha and D. Muthukumaran, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8, or other appropriate form, and all amendments thereto, including post-effective amendments, of ReNew Energy Global plc, and to file the same, with all exhibits thereto, and other document in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities and on the date indicated.

NAME	POSITION	DATE

/s/ Sumant Sinha	Chief Executive Officer and Director	November 2, 2021

/s/ D. Muthukumaran	Chief Financial Officer	November 2, 2021

/s/ Vanitha Narayanan	Independent Director	November 2, 2021

/s/ Anuj Girotra	Director	November 2, 2021

/s/ Michelle Robyn Grew	Independent Director	November 2, 2021

/s/ Michael Bruun	Director	November 2, 2021

/s/ Sumantra Chakrabarti	Independent Director	November 2, 2021

/s/ Ram Charan	Independent Director	November 2, 2021

/s/ Projesh Banerjea	Director	November 2, 2021

/s/Robert S. Mancini	Independent Director	November 2, 2021

/s/ Manoj Singh	Independent Director	November 2, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act the undersigned, the duly authorized representative in the United States of ReNew Energy Global plc has signed this registration statement on November 2, 2021.

By:	/s/ Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.